EXHIBIT 99.2


                Allied Investment House and Voyager Entertainment
                    Sign a Definitive Joint Venture Agreement
                 To build a 600 ft. Observation Wheel in the UAE

LAS VEGAS, March 17, 2005 /PRNewswire-FirstCall via COMTEX/ -- Voyager Entertainment International, Inc. (OTC Bulletin Board: VEII), an entertainment development company, announced today that Allied Investment House, Inc. (AIH) and Voyager Entertainment International Inc. have signed a Definitive Joint Venture Agreement, to build a 600ft Observation Wheel in the UAE.

As previously stated, Allied Investment House will provide Voyager, 100% of the project financing up to $150,000,000. Voyager will design, construct and manage the project. The signing of the Definitive Agreement will cause the incorporation of a United Arab Emirates corporation for the purpose of acquiring suitable real property and developing, constructing and operating a six hundred
(600) foot vertical revolving vehicle and related entertainment, restaurant and condominium facilities in the United Arab Emirates; (UAE). The newly formed company will be jointly owned and operated by both Voyager and Allied.

Paul Steelman Design Group has modified the Voyager Observation Wheel to incorporate additional retail, specialty Orbitor Cars and custom residential condominiums within the wheel superstructure. Additional hotel and retail structures will also be phased in to the overall master plan. Voyager/UAE images can be accessed on the Voyager web site: www.voyager-ent.com

The exact site location for the Voyager project, in the UAE, will be released upon completion of the land acquisition and finalization of the master plan.

Allied Investment House

Allied Investment House is an investment banking group operating out of the UAE to focus on the GCC and the Middle East.

Since its inception, AIH has successfully funded companies and re-structured their operating methodologies to conform to changing market environments. The overall experience set of the AIH team include transactions that have peaked well past $2 Billion.

Allied Investment House offices are located in Washington D.C., Los Angeles, Toronto, Hong Kong, and Dubai.
ARTICLE IV

ARTICLE V         Voyager Entertainment International, Inc.
-----------------------------------------------------------

Voyager is an entertainment development company that has plans to construct the "World's Tallest Observation Wheel," which we expect to be a 600-foot tall high-tech attraction that would have, upon completion, the capacity of 7,500,000 guests per year with an average individual ride ticket of $18.00. We anticipate that each Observation Wheel would consist of 30 Orbitors seating 20 passengers and making a complete revolution approximately every 27 minutes. Our current Orbitor design consists of its own galley and lavatory to achieve the maximum comfort and safety for our guests.

Statements in is this press release which are not historical, including statements regarding Voyager's or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Such statements include statements that Voyager and Allied Investment House will joint venture where Allied will provide all of the funding of the project and Voyager will design construct and manage the project. There are factors that could have an effect on "forward looking" statements, such as Allied will provide 100% of the project financing up to $150,000,000 as noted above. These statements involve risks and uncertainties and requires Allied to fund the project, if Allied does not fund the project for any reason, Voyager's actual results could differ materially from expected results. Voyager undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise. It is important to note that Voyager's actual results could differ materially from those in any such forward-looking statements. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in Voyager's filings with the Securities and Exchange Commission, including but not limited to, the annual report on Form 10-KSB for the year ended December 31, 2003, Form 10-QSB for the quarterly period ended March 31, 2004, Form 10-QSB for the quarterly period ended June 30, 2004, and for the quarterly period ended September 30, 2004.


SOURCE     Voyager Entertainment International, Inc.
CONTACT:   Richard Hannigan, Chief Executive Officer of Voyager
           Entertainment International, Inc., +1-702-221-8070

URL: http://www.voyager-ent.com
     http://www.paulsteelman.com
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